UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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(Rule 14a-101)
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GenVec, Inc.

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910 Clopper Road, Suite 220N Gaithersburg, MD 20878 ph: 240-632-0740 fx: 240-632-0735 www.genvec.com
September 12, 2016
Dear GenVec, Inc. Stockholder:
We are pleased to enclose your Notice of Annual Meeting and Proxy Statement for the Annual Meeting of Stockholders of GenVec, Inc. (the “Company” or “GenVec”) to be held on October 20, 2016 at 8:30 a.m. (EDT) at the Company’s office located at 910 Clopper Road, Suite 260S, Gaithersburg, Maryland 20878 (the “Annual Meeting”).
The Board of Directors hopes that you will be able to attend this stockholders’ meeting. We look forward to meeting each of you and discussing with you the significant events that have occurred during the last year as well as our current prospects.
In order to assure that a quorum is present at the meeting, we encourage you to promptly submit your vote by telephone or by mail according to the instructions on the enclosed proxy card, even though you may plan to attend in person. We also encourage you to read the enclosed Proxy Statement, which contains information relevant to the actions to be taken at the meeting. You may revoke your proxy at any time prior to its being voted at the Annual Meeting by submitting another later-dated proxy by telephone or mail or by delivering written notice of revocation to the Corporate Secretary of the Company. If you attend the meeting, you may elect to revoke the proxy and vote your shares in person. However, if you are a stockholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership in order to vote personally at the Annual Meeting.
Very truly yours,
/s/ Douglas J. Swirsky Douglas J. Swirsky President and Chief Executive Officer

GENVEC, INC.
910 Clopper Road, Suite 220N
Gaithersburg, Maryland 20878
(240) 632-0740
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, OCTOBER 20, 2016
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Stockholders of GenVec, Inc. (the “Company” or “GenVec”) will be held on Thursday, October 20, 2016 at 8:30 a.m. (EDT) at the Company’s office located at 910 Clopper Road, Suite 260S, Gaithersburg, Maryland 20878 (the “Annual Meeting”). The Annual Meeting is called for the following purposes:
1. To elect the two directors to the Board of Directors set forth in the attached Proxy Statement, each to serve for a term of three years or until his successor is qualified and elected;
2. To approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock (“Common Stock”), par value $0.001, at a ratio within the range of 1-for-3 to 1-for-10, as determined by the Board of Directors;
3. To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and
4. To act upon any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof.
Persons to whom stockholders grant proxies will have the power to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board has set September 7, 2016 as the Record Date for the Annual Meeting. This means that only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. A list of stockholders as of the Record Date will be available for inspection by stockholders at the Annual Meeting and at the Company’s corporate headquarters during business hours for a period of 10 days prior to the Annual Meeting.
We direct your attention to the attached Proxy Statement.
By Order of the Board of Directors
/s/ Douglas J. Swirsky Douglas J. Swirsky President and Chief Executive Officer Gaithersburg, Maryland September 12, 2016
YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE VOTE PROMPTLY BY TELEPHONE ACCORDING TO THE INSTRUCTIONS ON THE PROXY CARD OR BY SIGNING, DATING, AND RETURNING THE ACCOMPANYING PROXY CARD USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ARE A STOCKHOLDER OF RECORD AND FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

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GENVEC, INC.
910 Clopper Road, Suite 220N
Gaithersburg, Maryland 20878
PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
We are furnishing this Proxy Statement to stockholders of GenVec, Inc., a Delaware corporation (the “Company” or “GenVec”), in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors” or the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s office located at 910 Clopper Road, Suite 260S, Gaithersburg, Maryland 20878 on Thursday, October 20, 2016 at 8:30 a.m. (EDT) and for any adjournment or postponement of the Annual Meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being released for mailing to the stockholders on or about September 15, 2016.
At the Annual Meeting, stockholders will be asked to: (i) elect two directors to the Board of Directors, each to serve for a term of three years or until his successor is qualified and elected; (ii) approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split; (iii) ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and (iv) transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Recommendation of the Board
The Board recommends that you vote FOR each of the nominees for election to the Board (Proposal 1), FOR the approval and adoption of the amendment to the Charter to effect the reverse stock split (Proposal 2), and FOR the ratification of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 (Proposal 3).
Your vote is important. Accordingly, whether or not you plan to attend the Annual Meeting, we urge you to promptly submit your vote by telephone according to the instructions on the proxy card or by signing, dating, and returning the accompanying proxy card. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.
MEETING INFORMATION
Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholder Meeting to Be Held on Thursday, October 20, 2016.
Our Annual Report to Stockholders and this Proxy Statement are available at http://www.hivedms.com/GENVEC.
Date, Time, and Place
The Annual Meeting will be held on Thursday, October 20, 2016, at 8:30 a.m. (EDT) at the Company’s office located at 910 Clopper Road, Suite 260S, Gaithersburg, Maryland 20878.
Record Date, Voting Rights, and Quorum
Only stockholders of record of shares of the Company’s Common Stock at the close of business on September 7, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting on all matters. A list of stockholders as of the Record Date will be available for inspection by stockholders at the Annual Meeting and at the Company’s corporate headquarters during business hours for a period of 10 days prior to the Annual Meeting.
Each share of the Company’s Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting. At the close of business on the Record Date, the Company had 22,736,316 shares of Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain from voting are considered present and count toward the quorum. Shares represented by “broker non-votes,” as described below, will be counted in determining whether there is a quorum present. If there are not sufficient votes for a quorum or to approve any proposal at the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.
Brokers and other nominees holding shares of record for customers may not vote on “non-routine” proposals, including the election of directors and the approval and adoption of the amendment to the Charter to effect the reverse stock split, unless they receive voting instructions from their customers. “Broker non-votes” mean the votes that could have been cast on a proposal if the brokers had received instructions from their customers and as to which the brokers lack voting authority.
Pursuant to the terms of the Charter, directors are elected by a plurality, and the two nominees who receive the most votes will be elected. Because only a plurality of the votes actually cast is required to elect a director, abstentions and broker non-votes will have no effect on the outcome of the election.
Pursuant to the terms of the Charter and Delaware Law, the approval and adoption of the amendment to the Charter to effect the reverse stock split requires the affirmative vote of a majority of all outstanding capital stock. Abstentions and broker non-votes are considered shares entitled to vote on the matter and will have the same effect as votes against the proposal.
The ratification of the Company’s independent registered public accounting firm requires the affirmative vote of a majority of shares present in person or by proxy at the Annual Meeting and entitled to vote on the matter. Broker non-votes are not taken into account to determine the outcomes of the votes on this proposal, and abstentions will have the same effect as votes against this proposal.
We know of no additional matters that will be presented for consideration at the Annual Meeting. Return of a valid proxy, however, confers discretionary authority on the designated proxy holders (other than with respect to broker non-votes) to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof. Proxies solicited hereby will be tabulated by the inspector of elections designated by the Board.
Voting and Revocation of Proxies
All outstanding shares of the Company’s Common Stock represented by valid and unrevoked proxies received in time for the Annual Meeting will be voted. With respect to the election of directors, a stockholder may (i) vote for the election of all of the named director nominees, (ii) withhold authority to vote for all such director nominees, or (iii) vote for the election of one or more director nominees and withhold authority to vote for one or more nominee directors.
The proposals to approve and adopt the amendment to the Charter to effect the reverse stock split and to ratify Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm allow stockholders to (i) vote “FOR” the matter, (ii) vote “AGAINST” the matter, or (iii) “ABSTAIN” from voting on the matter.
Shares will be voted on each proposal as instructed in the accompanying proxy. However, if no instructions are given on a validly signed and returned proxy (other than with respect to broker non-votes), the shares will be voted in accordance with the Company’s recommendations as follows: (i) “FOR” the election of the named director nominees; (ii) “FOR” approval and adoption of the amendment to the Charter to effect the reverse stock split; and (iii) “FOR” ratification of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm.
If you are a stockholder of record as of the Record Date, you can cast your vote by (i) attending the Annual Meeting and voting in person, (ii) completing, signing and returning your proxy card so that it is received before the polls close on October 20, 2016, or (iii) following the instructions on your proxy card to vote by telephone. If you choose to vote by telephone, please have your proxy card in hand when you call. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Daylight

Time on Wednesday, October 19, 2016. Once you enter the telephone voting system, a series of prompts will tell you how to record, confirm and change your voting instructions. You will have an opportunity to confirm your voting selections before your vote is recorded.
Any proxy may be revoked at any time prior to its exercise by (i) filing a written notice of revocation with the Corporate Secretary of the Company, (ii) delivering to the Company a duly executed proxy bearing a later date at 910 Clopper Road, Suite 220N, Gaithersburg, Maryland 20878, Attention: Corporate Secretary, (iii) voting again by telephone, or (iv) attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need documentation from your record holder stating your ownership in order to vote personally at the Annual Meeting.
Expenses and Solicitation of Proxies
The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation of proxies by mail, we may also solicit proxies personally, by telephone or by the internet through our agents, directors, officers, and regular employees. We also will request persons, firms, and corporations holding shares of the Company’s Common Stock in their names or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in so doing. We have engaged Morrow Sodali Global to assist us with the solicitation of proxies, and we expect to pay $8,500 for its services plus additional disbursements incurred during the course of its work.

PROPOSAL 1
ELECTION OF DIRECTORS
The Bylaws provide that the number of members of the Board of Directors will be fixed and determined from time to time by resolution of the Board of Directors. Our Board currently consists of seven persons divided into three classes, as equal in number as reasonably possible, with the term of one class expiring each year at the annual meeting. At this Annual Meeting, the terms of William N. Kelley, M.D. and Quinterol J. Mallette, M.D. will expire.
At the Annual Meeting, the stockholders will be asked to elect two directors. The Board has nominated, upon the recommendation of the Nominating and Corporate Governance Committee, William N. Kelley, M.D. and Quinterol J. Mallette, M.D., each to serve a three-year term expiring at the 2019 annual meeting of stockholders. Each director elected will hold office until his respective successor has been qualified and elected. It is intended that the accompanying proxy will be voted for the election as directors of the nominees unless the proxy contains contrary instructions or in the case of broker non-votes. We have no reason to believe that either of the nominees will not be a candidate or will be unable to serve. However, if either of the nominees should become unable or unwilling to serve as a director, the persons named as proxies will vote for the election of such person or persons as will be designated by the Board.
Director Nominees	Position with Company
William N. Kelley, M.D.	Director
Quinterol J. Mallette, M.D.	Director
The following table sets forth the continuing directors, the positions with the Company currently held by each continuing director, and the year each continuing director’s current term will expire.
Continuing Directors	Position(s) with Company	Year Current Term Expires
Stefan D. Loren, Ph.D.	Director	2017
Marc R. Schneebaum	Director	2017
Wayne T. Hockmeyer, Ph.D	Chairman of the Board of Directors	2018
Douglas J. Swirsky	President, Chief Executive Officer and Director	2018
Michael Richman	Director	2018
Vote Required for Approval
The nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be elected as directors. Stockholders do not have the right to cumulate their votes in the election of directors.
Recommendation
The Board recommends a vote “FOR” the election of the nominees listed above.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Nomination Process
The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors. The Nominating and Corporate Governance Committee will consider candidates suggested by the Company’s current directors and senior management. In addition, the Nominating and Corporate Governance Committee will consider stockholder nominees for election to the Board submitted in accordance with the procedures set forth in the Bylaws and applicable law. These procedures include, among other things, written notice to the Company of such nomination setting forth: (i) certain biographical information as to each individual nominated; and (ii) as to the nominating stockholder and any persons acting in concert with them, their names and business addresses, their names and addresses as they appear on the Company’s books (if applicable), and the class and number of shares of the Company’s Common Stock that they beneficially own. Such notice must also include a written consent of the nominated individual to being named as a nominee and to serve as a director if elected. Generally such written notice must be delivered to the Company’s Corporate Secretary not less than 120 days nor more than 150 days prior to the anniversary of the mailing of the previous year’s proxy statement. If the Company’s annual meeting is scheduled more than 30 days from the anniversary of the calendar date of the prior year’s annual meeting of stockholders, such written notice is required to be delivered to the Company within 10 days of the mailing of notice to the stockholders or of public disclosure regarding the date of the annual meeting.
In identifying candidates for recommendation for nomination to the Board, the Nominating and Corporate Governance Committee takes into account all factors and criteria it considers appropriate, including:
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whether the director/potential director possesses personal and professional integrity, sound judgment and forthrightness, and has sufficient time and energy to devote to the Company’s affairs;

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whether the director/potential director possesses a willingness to challenge and stimulate management and the ability to work as part of a team;

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whether the director/potential director represents the interests of the Company’s stockholders;

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whether the director/potential director assists in achieving a mix of Board members that represents a range of background and experience;

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whether the director/potential director meets the independence requirements of the listing standards of The NASDAQ Stock Market (“NASDAQ”);

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whether the director/potential director, by virtue of particular business, professional or technical expertise, experience or specialized skill relevant to the Company’s current or future business, will add specific value as a Board member;

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whether the director/potential director is free from conflicts of interest with the Company; and

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any other factors related to the ability and willingness of a new director to serve, or an existing director to continue his or her service.

The Nominating and Corporate Governance Committee does not believe it is in the Company’s interests or those of the Company’s stockholders to establish rigid minimum qualifications for candidates for membership on the Board. By preserving flexibility to consider candidates under the factors and criteria described above, the Nominating and Corporate Governance Committee believes it can best serve the Company and its stockholders. The Nominating and Corporate Governance Committee evaluates stockholder nominees using the factors and criteria set forth above, and there is no difference in the manner in which the Nominating and Corporate Governance Committee evaluates candidates for membership on the Board based on whether such candidate is recommended by a stockholder or the directors or senior management.

The Nominating and Corporate Governance Committee screens Board candidates, performs reference checks, prepares a biography for each candidate for the Nominating and Corporate Governance Committee to review, and conducts interviews. The Nominating and Corporate Governance Committee and our President and Chief Executive Officer will interview candidates that meet our director nominee criteria, and the Nominating and Corporate Governance Committee will recommend to the Board nominees who best suit the Board’s needs. The Nominating and Corporate Governance Committee considers diversity in evaluating candidates for director with respect to the contribution that individual diversity of professional skills and experiences makes to overall Board effectiveness.
The following table sets forth the director nominees for election at the Annual Meeting and, as of the date of this Proxy Statement, the directors of the Company currently in office, their ages, and the positions currently held by each such person with the Company.
Name	Age	Position
Directors whose terms expire at the Annual Meeting
William N. Kelley, M.D.(2)(3)	77	Director (nominee)
Quinterol J. Mallette, M.D.(1)	41	Director (nominee)
Continuing Directors whose terms expire in 2017
Stefan D. Loren, Ph.D.(1)(3)	52	Director
Marc R. Schneebaum(1)(2)	62	Director
Continuing Directors whose terms expire in 2018
Wayne T. Hockmeyer, Ph.D.(2)(3)	71	Chairman of the Board of Directors
Douglas J. Swirsky	46	President, Chief Executive Officer and Director
Michael Richman	55	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

The biography of each of the nominees below contains information regarding the experiences, qualifications, attributes, or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as a director for the Company.
Director Nominees
William N. Kelley, M.D. has served as a director of the Company since June 2002. Dr. Kelley is the Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Dr. Kelley and his colleagues at the University of Michigan were the first to show proof of concept data for in vivo gene therapy as it is recognized today. From 1989 to 2000, Dr. Kelley served as Executive Vice President of the University of Pennsylvania with responsibilities as Chief Executive Officer for the Medical Center, Dean of the School of Medicine, and the Robert G. Dunlop Professor of Medicine and Biochemistry and Biophysics. He is currently Professor of Medicine at the School of Medicine of the University of Pennsylvania. In the national leadership arena, Dr. Kelley has served as President of the American Society for Clinical Investigation, President of the American College of Rheumatology, Chair of the American Board of Internal Medicine, and Chair of the Residency Review Committee for Internal Medicine. Dr. Kelley serves on the board of directors of Transenterix, Inc. Within the past five years, he served on the boards of directors of Merck & Co. Inc. and Beckman Coulter, Inc.
Dr. Kelley brings a long history of involvement in experimental models of gene therapy to the Board. Dr. Kelley’s many leadership roles, both as a leader in the field of gene therapy and as a senior management figure of an internationally renowned medical center, allow him to provide strong leadership to our Board.
Quinterol J. Mallette, M.D. has served as a director of the Company since October 2014. Dr. Mallette is a member of the Audit Committee. Dr. Mallette is currently an industry consultant. From 2013 to May 2015, Dr. Mallette served as Senior Analyst at SWK Holdings, Inc., a publicly-traded healthcare-focused specialty finance firm. From 2011 to 2013, Dr. Mallette was the Founder and President of Mallette Research Associates, a provider of in-depth, real-time equity research to brokerage houses. From 2009 to 2011, Dr. Mallette was the Founder and President of the Invictus Trading Group, Inc., a proprietary trading group with expertise in healthcare. Dr. Mallette began his career in 2001 at Lehman Brothers as an Equity Research Analyst in the biotechnology space. Dr. Mallette left Lehman to fill the role of Senior Analyst for a healthcare-dedicated fund, before starting his own fund. Dr. Mallette holds B.S. degrees in Biomedical Engineering and Psychology from Duke University. He also received an MBA from the Fuqua School of Business at Duke University and a medical degree from the Duke University School of Medicine.
Dr. Mallette has significant experience in healthcare and biotechnology-focused finance and investment institutions and an educational background in medicine and business, bringing to the Board a deep understanding of the Company’s industry and the capital markets.
Continuing Directors
Stefan D. Loren, Ph.D. has served as a director of the Company since September 2013. Dr. Loren is a member of the Audit Committee and the Nominating and Corporate Governance Committee. Since March 2014, Dr. Loren has been the Managing Member of Loren Capital Strategy, LLC, a start-up investment fund and strategy group. Dr. Loren was a Managing Director of Westwicke Partners, a healthcare-focused consulting firm, from 2008 through February 2014. From 2007 to 2008, Dr. Loren was an Analyst with Perceptive Advisors, a healthcare-focused investment fund, and, prior to that, served as an Analyst and Portfolio Manager for MTB Investment Advisors from 2005 to 2007. Prior to 2005, Dr. Loren was a Managing Director in the healthcare equity research group at Legg Mason, and before joining Legg Mason, a Research Chemist at the advanced technologies division of Abbott Laboratories and a Research Fellow at the Scripps Research Institute. Dr. Loren received his B.A. from the University of California, San Diego, and his Ph.D. from the University of California, Berkeley. Currently, he is a director of Marina Biotech, Inc. and Cellectar Biosciences, Inc. Within the past five years, Dr. Loren has served on the boards of directors of Orchid Cellmark Inc. and Polymedix, Inc.
Dr. Loren has significant experience in financial markets and in research and development in the pharmaceutical and biotechnology industries. This unique combination makes Dr. Loren an important resource to our Board.
Marc R. Schneebaum has served as a director of the Company since April 2007. Mr. Schneebaum is a member of the Compensation Committee and the Chairman of the Audit Committee. Mr. Schneebaum has served as the Chief Financial Officer and Senior Vice President of Madrigal Pharmaceuticals, Inc. (formerly Synta Pharmaceuticals Corp.) since December 2014. He served as an industry consultant from 2013 to December 2014. Mr. Schneebaum served as President, Chief Executive Officer and a director of Predictive BioSciences, Inc., a commercial stage cancer diagnostics company, from 2011 to 2013. From 1997 to 2010, Mr. Schneebaum served as President, Chief Executive Officer, and a director of Sensors for Medicine and Science, Inc., an emerging medical technology company. From 1991 to 1997, he served as Senior Vice President, Finance, Business Development and Administration, and Chief Financial Officer of Genetic Therapy, Inc., a biotechnology company (acquired by Sandoz/Novartis). From 1987 to 1991, Mr. Schneebaum was a Vice President at Alex Brown & Sons Incorporated, a leading investment banking firm (now part of Deutsche Bank), where he participated in a variety of finance and strategic assignments. Mr. Schneebaum began his career in the accounting and auditing group at KPMG LLP, advancing to Senior Manager in the management consulting group. Mr. Schneebaum, a Certified Public Accountant (inactive), received his degree in Business Administration from the University of Maryland. He has also served on the boards of the March of Dimes of Maryland and the Maryland Enterprise Investment Fund.
Mr. Schneebaum’s financial acumen, his varied leadership roles in the medical technology and biotechnology fields and his experience in investment banking, accounting, and management consulting at leading institutions bring a level of knowledge to the Board that aids greatly in its deliberations.
Wayne T. Hockmeyer, Ph.D. has served as a director of the Company since December 2000. Dr. Hockmeyer is a member of the Nominating and Corporate Governance Committee, is the Chairman of the Compensation Committee, and was appointed Chairman of the Board in November 2013. Dr. Hockmeyer founded MedImmune, Inc. (MedImmune) in April 1988 as President and Chief Executive Officer and was

elected a director of MedImmune in May 1988. Dr. Hockmeyer became Chairman of the board of directors of MedImmune in May 1993 and left his position as Chief Executive Officer in October 2000. Dr. Hockmeyer is currently retired, having resigned from his positions as Chairman of the MedImmune board of directors and as President of MedImmune Ventures, Inc. following the acquisition of MedImmune by AstraZeneca Biopharmaceuticals, Inc. in June 2007. Dr. Hockmeyer earned his undergraduate degree from Purdue University and his Ph.D. from the University of Florida in 1972. Currently, he is the Chairman of the board of Baxalta, Inc. and Chairman of the board of the Indian River Medical Center. Within the past five years, Dr. Hockmeyer served on the board of directors of Idenix Pharmaceuticals, Inc. and Baxter International Inc.
Dr. Hockmeyer’s experience for the past two decades at the forefront of biotechnology development provides a valuable resource and knowledge base for our Board. Dr. Hockmeyer’s experience in founding and managing MedImmune prior to its acquisition, both as its most senior executive and as Chairman of its board of directors, enables him to counsel the Board in a unique and beneficial manner.
Douglas J. Swirsky has served as the President and Chief Executive Officer and as a director of the Company since September 2013. He joined the Company in 2006 as Chief Financial Officer, Corporate Secretary and Treasurer, and continues to serve as Corporate Secretary. Prior to joining the Company, Mr. Swirsky was a Managing Director and the Head of Life Sciences Investment Banking at Stifel Nicolaus from 2005 to 2006 and held investment banking positions at Legg Mason from 2002 until Stifel Financial’s acquisition of the Legg Mason Capital Markets business in 2005. Mr. Swirsky, a Certified Public Accountant and holder of a Chartered Financial Analyst® designation, has also previously held investment banking positions at UBS, PaineWebber, and Morgan Stanley. His experience also includes positions in public accounting and consulting. Mr. Swirsky received his undergraduate degree in Business Administration from Boston University and his M.B.A. from the Kellogg School of Management at Northwestern University. Mr. Swirsky is a member of the board of directors of Fibrocell Science, Inc. Within the past five years, Mr. Swirsky has also served on the board of PolyMedix, Inc.
Mr. Swirsky’s background with, and institutional knowledge of, the Company together with his day-to-day leadership of our business gives the Board an invaluable executive with a Company-focused perspective.
Michael Richman was appointed to the Board in April 2015. Mr. Richman has served as President, CEO and Director of NextCure, Inc., a privately-held immune-oncology firm since December 2015. Mr. Richman served as an industry consultant from September 2015 until December 2015. Mr. Richman served as President and Chief Executive Officer of Amplimmune, a member of the AstraZeneca Group, from 2013 until August 2015. From 2008 until Amplimmune’s acquisition by AstraZeneca in 2013, he was President and then President and Chief Executive Officer of Amplimmune when it was a privately-held biologics company focused on cancer and autoimmune diseases. From 2002 through 2007, Mr. Richman was the Executive Vice President and Chief Operating Officer of MacroGenics, a clinical-stage biopharmaceutical company focused on discovering and developing innovative monoclonal antibody-based therapeutics for the treatment of cancer, autoimmune disorders and infectious diseases. Mr. Richman has more than 30 years of experience working in research, intellectual property and business development capacities in companies such as Chiron Corporation (now Novartis) and MedImmune, Inc. (prior to its acquisition by AstraZeneca), where he was Senior Vice President Corporate Development. While at MedImmune, Mr. Richman was responsible for all business development, licensing, intellectual property, legal affairs, project management and strategic planning functions, and he drove many significant transactions during his tenure there. Mr. Richman is a member of the board of directors of Opexa Therapeutics, Inc., a public company, Madison Vaccines, Inc. (MVI), a private company, and Pieris Pharmaceuticals, Inc., a public company. Mr. Richman obtained his B.S. in genetics/molecular biology from the University of California, Davis and his M.S.B.A. in international business at San Francisco State University.
Mr. Richman’s extensive experience in the biotechnology and biopharmaceutical industries, including in various executive-level management roles, enable him to provide the Board with deep industry knowledge and insight into all aspects of the Company’s business and operations.

Information Regarding the Board of Directors and Certain Committees
Board and Committee Meetings
The Board oversees and guides the Company’s management and its business. The Board has three standing committees to assist it with its operations: a Nominating and Corporate Governance Committee; an Audit Committee; and a Compensation Committee. The Board may also establish additional committees at its discretion. During 2015, there were seven meetings of the Board of Directors. Each director attended all of the meetings of the Board and the committees on which such director served that were held during 2015.
The Board of Directors has adopted and approved a charter for each of its standing committees. The charters, which include the functions and responsibilities of each of the committees, can be found in the Investors section of the Company’s website at www.genvec.com.
Board Committees
Nominating and Corporate Governance Committee.   The members of the Nominating and Corporate Governance Committee are William N. Kelley, M.D. (Chairman), Wayne T. Hockmeyer, Ph.D., and Stefan D. Loren, Ph.D. Each member of the Nominating and Corporate Governance Committee is independent as defined by NASDAQ listing standards. The Nominating and Corporate Governance Committee met four times during 2015.
The primary functions and responsibilities of the Nominating and Corporate Governance Committee are to evaluate the appropriate size of the Board, determine the desired skills and attributes of directors, establish criteria for prospective directors, conduct director candidate searches, interview prospective candidates and oversee programs to introduce candidates to the Company and its management and operations, recommend to the Board of Directors persons to be nominated for election as directors at each Annual Meeting and annually recommend to the Board a “Lead Director” if the Chairman of the Board is not an independent director, annually present to the Board a report on succession planning and adopt and develop for Board consideration corporate governance guidelines and policies. As needed, but at least once every three years, the Nominating and Corporate Governance Committee receives a report from the Compliance Officer under the Company’s Code of Business Conduct and Ethics (the “Code”) as to the functioning of the Code, developments that could impact the function and operation of the Code and any recommended revisions to the Code, and reviews and assesses the Company’s corporate governance policies.
Audit Committee.   The members of the Audit Committee are Marc R. Schneebaum (Chairman), Stefan D. Loren, Ph.D., and Quinterol J. Mallette, M.D. Each member of the Audit Committee is independent as defined by NASDAQ listing standards. The Board has determined that Marc R. Schneebaum is an Audit Committee Financial Expert, as defined in the rules and regulations of the Securities and Exchange Commission (the “SEC”). The Audit Committee met four times during 2015.
The Audit Committee is responsible for appointing, determining compensation for, overseeing, and evaluating the selection of the Company’s independent registered public accounting firm and is responsible for overseeing the following: management’s preparation of the Company’s financial statements and management’s conduct of the accounting and financial reporting processes; management’s maintenance of internal controls and procedures for financial reporting; the Company’s compliance with applicable legal and regulatory requirements, including those requirements relating to financial controls and reporting; the independent auditor’s qualifications and independence; and the performance of the independent auditors, including the annual independent audit of the Company’s financial statements. Additional information regarding the Audit Committee is included in this Proxy Statement under the caption “Audit Committee Report.”
Compensation Committee.   The members of the Compensation Committee are Wayne T. Hockmeyer, Ph.D. (Chairman), William N. Kelley, M.D. and Marc R. Schneebaum. Each member of the Compensation Committee is independent as defined by NASDAQ listing standards. The Compensation Committee met six times during 2015. The Compensation Committee is responsible for overseeing the Board’s evaluation of the President/CEO; recommending to the independent directors of the Board, while meeting in executive session, the level of compensation of the President/CEO based on the evaluation of the President/CEO; ensuring that the President/CEO is not present during voting or deliberations on his or her compensation;

reviewing and approving the annual compensation for all executives at the level of Vice President and above other than the President/CEO; administering the Company’s equity incentive plans, including the review of stock option grants; ensuring that a significant portion of executive compensation is variable or at-risk based on the performance of the Company; reviewing, commenting on and recommending to the Board all new executive compensation programs that the Company proposes to adopt; periodically reviewing (but no less than every third year) annual compensation for the Board of Directors consistent with the Company’s corporate governance guidelines and recommending to the Board changes in that compensation; periodically reviewing the results of the Company’s executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance; periodically reviewing the Company’s compensation policies and practices to assess the risks to the Company of such policies and practices and to assess whether they are reasonably likely to have a material adverse effect on the Company; acting on behalf of the Board on compensation matters that require action between scheduled Board meetings; and reviewing and approving certain portions of the Company’s annual proxy statement.
The Compensation Committee’s charter permits it to form and delegate to a subcommittee of one or more of the committee’s members to perform the functions of the Compensation Committee. The Compensation Committee did not delegate its authority in 2015. Pursuant to its charter, the committee has the authority, in its sole discretion, to retain compensation consultants, legal counsel or other advisors to assist it in its decision-making process.
The Company provides stockholders with the opportunity to cast an advisory vote on its executive compensation every three years. At the 2014 annual meeting of stockholders, a substantial majority of the stockholder votes cast on this proposal were voted in favor of our executive compensation proposal. The Compensation Committee believes that this substantial majority of votes cast affirms stockholders’ support for our approach to executive compensation. The Compensation Committee expects to continue to consider input from stockholders and the outcome of our say-on-pay votes when making future executive compensation decisions. The next stockholder advisory vote on our executive compensation and the next stockholder advisory vote on the frequency of the advisory vote on our executive compensation will be held at the Company’s 2017 annual meeting.
Corporate Governance Matters
Director Independence
The Board of Directors has affirmatively determined that each of the following directors and incumbent director nominees is independent within the meaning of the NASDAQ director independence standards: Wayne T. Hockmeyer, Ph.D.; William N. Kelley, M.D.; Stefan D. Loren, Ph.D.; Marc R. Schneebaum; Quinterol J. Mallette, M.D.; and Michael Richman. The Board has also determined that all standing committees of the Board of Directors are composed entirely of independent directors. The Board of Directors has determined that Douglas J. Swirsky, the Company’s President and Chief Executive Officer, is not independent within the meaning of the NASDAQ director independence standards.
Board Leadership Structure
The Board does not have a policy on whether the roles of Chairman of the Board and Chief Executive Officer should be separate. Historically, the Company has split the positions of the Chairman of the Board and Chief Executive Officer because we believe that this structure is appropriate given the differences between the two roles in our current management structure. Our Chief Executive Officer, among other duties, is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board, among other responsibilities, provides guidance to the Chief Executive Officer and presides over meetings of the full Board.
The Board’s Role in Risk Oversight
Our management is responsible for managing risks in our business, including developing processes to manage and monitor risks. The Board views its role as one of oversight and of responsibility for setting a tone that risk management should be properly integrated with the Company’s strategy and culture. The

Board focuses on understanding management’s risk management systems, the effectiveness of those systems, and the way in which management proactively manages risks. In addition, the Board utilizes the Nominating and Corporate Governance Committee, the Audit Committee, and the Compensation Committee to manage risks that arise under each committee’s area of focus.
The Nominating and Corporate Governance Committee regularly reports to the Board on any suggested updates to the Company’s corporate governance guidelines that the committee feels would provide greater Board oversight of systems and processes that ensure the Company’s adherence to the principles of good governance by which it operates.
The Audit Committee oversees management’s maintenance of internal controls and procedures and its compliance with applicable legal and regulatory requirements. The Audit Committee also regularly reports to the Board on its findings and has authority under its committee charter to discharge its oversight role.
The Compensation Committee reviews and reports to the Board, on a regular basis, the results of the Company’s executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance. In addition, the Compensation Committee reviews the compensation structures of the Company as a whole. In particular, this review considers whether compensation practices properly take into account an appropriate risk-reward relationship or encourage unnecessary and excessive risks that threaten the value of the Company. After reviewing the Compensation Committee’s reports on the Company’s compensation policies and practices, the Board has come to the conclusion that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Communication with the Board
The Company’s stockholders may communicate with the Board of Directors or any member thereof by sending any communication, in writing, by certified mail, to:
GenVec, Inc.
Attn: Corporate Secretary
910 Clopper Road, Suite 220N
Gaithersburg, Maryland 20878
Any such communication should state the number of shares beneficially owned by the stockholder. All communications received in accordance with this policy will be forwarded by the Corporate Secretary to the Chairman of the Board and to the Chairman of the Company’s Nominating and Corporate Governance Committee. The Chairman of the Board or the Chairman of the Nominating and Corporate Governance Committee will relay all such communications to the appropriate director or directors on a periodic basis unless he determines that the communication:
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does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

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relates to routine or insignificant matters that do not warrant the attention of the Board;

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is an advertisement or other commercial solicitation or communication;

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is frivolous or offensive; or

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is otherwise not appropriate for delivery to directors.

The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s management and only in accordance with the Company’s policies and procedures, applicable law, and regulations relating to the disclosure of information.

Executive Sessions of the Board of Directors
The Company’s non-employee directors, who also constitute the Company’s independent directors, meet at each regularly scheduled Board meeting in executive session without management present. The Chairman of the Board presides over the meetings of the non-employee directors.
Policy Regarding Directors’ Attendance at Annual Meetings of Stockholders
The Company does not have a policy requiring attendance of all directors at the annual meeting. All of our directors attended the Company’s annual meeting of stockholders in 2015.
Code of Business Conduct and Ethics
The Code sets forth standards of expected conduct of the Chief Executive Officer, financial executives, directors, executive officers, and all employees of the Company. The Code includes policies on employment, conflicts of interest and the treatment of confidential information and requires strict adherence to all laws and regulations applicable to the conduct of the Company’s business. A copy of the Code can be found in the Investors section of the Company’s website at www.genvec.com. The Company will disclose any amendment to the Code or waivers of the Code relating to the Company’s directors, executive officers, principal financial and accounting officer, or persons performing similar functions, on its website within four business days following the date of any such amendment or waiver.

DIRECTOR COMPENSATION TABLE
The Compensation Committee, pursuant to its charter, periodically reviews the compensation of non-employee directors. The Company’s current policy for the compensation of non-employee directors, which became effective on January 1, 2015, provides that non-employee directors of the Company will receive $60,000 annually for their service on the Board of Directors.
In addition, pursuant to a policy adopted by the Board in 2012, each non-employee director receives: (i) upon becoming a director, an option to purchase 20,000 shares of Common Stock that is exercisable ratably over a four-year period, and (ii) after our annual meeting of stockholders each year, an annual grant of an option to purchase 15,000 shares of Common Stock. In the case of the Chairman of the Board, the annual grant is of an option to purchase 22,500 shares of Common Stock. Director options have an exercise price equal to the fair market value of our Common Stock on the date of the grant and a 10-year term.
For annual grants made prior to the effectiveness of the Company’s 2015 Omnibus Incentive Plan (the “2015 Plan”), 50% of the award becomes exercisable six months after the date of the grant and 50% becomes exercisable 12 months after the date of the grant. Annual grants made under the 2015 Plan will become fully exercisable 12 months after the date of grant.
Directors who are employees of GenVec do not receive fees or other compensation for their service as directors. All directors are reimbursed for travel and other expenses incurred in the performance of their duties.
The following table shows the total compensation earned by the Company’s non-employee directors in 2015:
Name(1)	Fees Earned or Paid in Cash(2) ($)	Option Awards ($)	Total ($)
Wayne T. Hockmeyer, Ph.D.	$60,000	$36,364(3)	$96,364
William N. Kelley, M.D.	$60,000	$24,243(3)	$84,243
Marc R. Schneebaum	$60,000	$24,243(3)	$84,243
Stefan D. Loren, Ph.D.	$60,000	$24,243(3)	$84,243
Quinterol J. Mallette, M.D.	$60,000	$24,243(3)	$84,243
Michael Richman(4)	$41,538(4)	$72,540(3)	$114,078

(1)
Mr. Swirsky, the President and Chief Executive Officer of GenVec, does not receive compensation as a director of the Company. Compensation for Mr. Swirsky is disclosed in the Summary Compensation Table.

(2)
All annual retainers payable to the chairman of the Board and each director are paid in quarterly installments.

(3)
On November 13, 2015, each of the Company’s continuing non-management directors received a stock option award of 15,000 shares, which had an aggregate grant date fair value of  $24,243 except for Dr. Hockmeyer, who received a stock option award of 22,500 shares, which had an aggregate grant date fair value of  $36,364. Mr. Richman also received an initial grant of 20,000 on April 21, 2015 in connection with his appointment as a director, which had an aggregate grant date fair value of  $48,297. All fair values have been computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 using the assumptions set forth in Note 8 to the audited financial statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

(4)
Mr. Richman became a member of the Board of Directors on April 21, 2015.

As of December 31, 2015, each director had the following number of vested and unvested equity awards outstanding:
Name(1)	Total (#)	Vested (#)	Unvested (#)
Wayne T. Hockmeyer, Ph.D.	69,000	46,500	22,500
William N. Kelley, M.D.	54,000	39,000	15,000
Marc R. Schneebaum	54,500	39,500	15,000
Stefan D. Loren, Ph.D.	65,000	40,000	25,000
Quinterol J. Mallette, M.D.	50,000	20,000	30,000
Michael Richman(2)	35,000	—	35,000
(1)
Dr. Hockmeyer has 22,500 stock options that will vest on November 13, 2016. Drs. Kelley, Loren and Mallette and Messrs. Schneebaum and Richman each have 15,000 stock options that will vest on November 13, 2016. Dr. Loren also has 10,000 stock options that will vest ratably over two years beginning on September 19, 2016. Dr. Mallette also has 15,000 stock options that will vest ratably over three years beginning on December 5, 2016. Mr. Richman also has 20,000 stock options that will vest ratably over four years beginning on April 21, 2016.

(2)
Mr. Richman joined our Board on April 21, 2015.

Related Person Transactions
We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. The Company’s senior management is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions, including obtaining annual written certifications of the directors and executive officers with respect to their knowledge of related person transactions. The Company’s senior management is responsible for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. The Audit Committee reviews and approves or ratifies any related person transaction that meets the standard for disclosure under the SEC rules. The Audit Committee’s review of related person transactions, including information reported to the Audit Committee by senior management and the written certifications, encompasses transactions with related persons within the meaning of Item 404 of Regulation S-K as promulgated by the SEC. The Audit Committee reviews each potential related person transaction on its underlying merit. In accordance with the Audit Committee’s practices, in the course of its review and approval or ratification of related person transactions, the Audit Committee considers:
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the nature of the related person’s interest in the transaction;

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the material terms of the transaction, including, without limitation, the amount and type of transaction;

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the importance of the transaction to the related person;

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whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

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any other matters the committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the committee that considers the transaction.
Zola P. Horovitz, Ph.D. resigned from the Board of Directors effective as of October 24, 2014. In connection with Dr. Horovitz’s resignation from the Board of Directors, the Company entered into a consulting agreement with Dr. Horovitz effective as of the date of his resignation from the Board of

Directors, in order to have the benefit of his scientific knowledge and his institutional knowledge of the Company. The consulting agreement, which expired by its terms on June 30, 2016, provided that, among other things, Dr. Horovitz will provide consulting services requested by the Board or the Chief Executive Officer. The agreement contained other customary terms, including provisions on confidentiality of GenVec information and invention assignment provisions. The Company paid a consulting fee to Dr. Horovitz of $7,500 in 2014, and $10,000 per calendar quarter thereafter until the expiration of the agreement in June 2016. There were no other related person transactions in 2015 or 2014.

EXECUTIVE COMPENSATION TABLES AND INFORMATION
Summary Compensation Table
The following table summarizes the total compensation paid or earned by each of the named executive officers for the years ended December 31, 2015 and 2014:
Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Douglas J. Swirsky, Chief Executive Officer	2015	425,000	482,730	127,500	6,625	1,041,855
	2014	375,000	232,899	140,625	6,500	755,024
Douglas E. Brough, Chief Scientific Officer	2015	310,650	217,229	67,100	6,625	601,604
	2014	310,650	155,266	75,000	6,500	547,416
Bryan T. Butman, Senior Vice President, Development	2015	285,000	144,819	51,300	6,625	487,744
	2014	278,060	124,213	62,564	6,500	471,337

(1)
Amounts represent the aggregate grant date fair value as computed in accordance with ASC Topic 718 using the assumptions set forth in Note 8 to the audited financial statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

(2)
Represents amounts earned under the Company’s annual performance award plan for the respective year.

(3)
Amounts shown include matching contributions under the Company’s 401(k) plan.

Narrative Disclosure to Summary Compensation Table
The following section provides a description of the 2015 compensation information contained in the Summary Compensation Table above for the following individuals, whom we refer to as our named executive officers:
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Douglas J. Swirsky, President, Chief Executive Officer, and Corporate Secretary

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Douglas E. Brough, Chief Scientific Officer

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Bryan T. Butman, Senior Vice President, Development

Base Salaries
The Compensation Committee recommends a base salary level for the CEO, subject to Board approval, and approves base salary levels for the other named executive officers based on individual performance, promotions, and industry information. In considering base salary levels, the Compensation Committee gives most weight to the CEO’s performance assessment of each named executive officer (other than himself). Based on the recommendation by the Compensation Committee in January 2015, Mr. Swirsky’s base salary was increased by 13.3% to $425,000, and Dr. Butman’s salary was increased by 2.5% to $285,000. Dr. Brough did not receive an increase to his base salary in 2015.
Annual Performance Award Plan
Each year, the named executive officers have the opportunity to receive annual performance awards through participation in the Company’s annual performance award plan. Participants in this plan are eligible to receive a target payment that is expressed as a percentage of the participant’s base salary and that is based on performance of the Company and each named executive officer’s overall individual performance (with the exception of the CEO, whose target award is based on performance of the Company only). For 2015, annual performance award opportunities for Mr. Swirsky and Drs. Brough and Butman remained unchanged from the percentages used in the prior year, and were 50% and 30%, respectively.

For Mr. Swirsky, 100% of the annual performance award was based on corporate goals. For Drs. Brough and Butman, 70% was payable based on corporate goals and 30% was payable based on individual goals.
The corporate goals for 2015 were set on January 23, 2015. The goals, level of achievement and weight are described below:
Hearing Program	Shelf life extension; tech transfer; pass Audit (weighted 20%)
Business Development	Enter new license agreements for technology or product program (weighted 30%)
Enterovirus Program	Advance discovery to lead design (weighted 10%)
Malaria Program	Expand collaborations to advance the program (weighted 10%)
Therapeutic Program	Establish academic collaboration to advance the program (weighted 5%)
NOL Considerations	Assess net operating loss carryforwards (weighted 10%)
Investor Relations	Institutional investor outreach (weighted 5%)
Financial Goals	Manage operations to end 2015 with at least $8 million in cash and investments (weighted 10%)
In general, achievement of 100% of the corporate goals and, if applicable, the Compensation Committee’s positive evaluation of individual performance will result in an annual incentive award payment to the individual at the target level. The Compensation Committee retains the discretion, however, to pay the annual performance awards at levels above or below the target level as it evaluates the achievement of corporate goals, taking into account the weightings assigned to each goal, and, if applicable, individual performance.
The Compensation Committee determined that the Company met a portion of its stated goals for the hearing, malaria, therapeutic, and enterovirus programs, and all of its operational goals other than the business development goal. The Compensation Committee determined that the Company, while making significant progress in the business development area, had only achieved a small portion of its stated goal. As a result the Compensation Committee determined the Company achieved 60% of the 2015 corporate goals.
Named Executive Officer	Target Award ($)	Corporate Goals (%)	Individual Goals (%)	Corporate Goals Achieved (%)	Individual Goals Achieved (%)	% of Target Award (%)	Dollar Amount ($)
President & CEO	212,500	100	n/a	60	n/a	60	127,500
Chief Scientific Officer	93,195	70	30	60	100	72	67,100
SVP, Development	85,500	70	30	60	60	60	51,300
Annual Stock Option Grants
The Company uses stock options for its equity incentive awards in order to be consistent with its objective of aligning the interests of stockholders with those of its executives. Stock options are awarded annually and are considered part of total compensation, along with base salary and annual performance awards. Stock options granted in 2015, consistent with awards in prior years, vest over a four-year period, with one-eighth of each option grant vesting six months after the date of grant and the remainder vesting ratably over the following 42 months. This vesting schedule was selected at the time because of the Company’s belief that it was consistent with industry practice while still providing a relatively long retention benefit. Future annual stock option grants made under the 2015 Plan will continue to vest over a four-year period. However, 25% of each option grant will vest 12 months after the date of grant and the remainder will vest ratably over the following 36 months.
Stock options that are granted as part of the long-term incentive program are granted with an exercise price equivalent to the closing price of the Company’s Common Stock on the NASDAQ on the date of grant. The exercise price of stock options granted to a newly hired executive officer is set at the closing price of

GenVec’s Common Stock on NASDAQ on the start date of the executive officer, which is a date on or after approval of the grant by the Compensation Committee. In 2015, Mr. Swirsky and Drs. Brough and Butman, received annual stock option grants of 200,000, 90,000, and 60,000, respectively, on January 16, 2015 at an exercise price of $2.97 per share.
Employment, Severance and Change in Control Arrangements
GenVec has entered into employment agreements with Mr. Swirsky and Drs. Brough and Butman and has entered into a change in control agreement with Mr. Swirsky.
Salary Continuation Agreements.   The Company entered into a salary continuation agreement with Mr. Swirsky when he joined the Company in 2006, which was pursuant to a form of agreement that was adopted in October 2002 and was amended in December 2008 to provide for technical compliance with certain Treasury regulations. The Company has also entered into a salary continuation agreement with Drs. Brough and Butman with terms substantially similar to the form of agreement adopted in October 2002 as amended by the December 2008 amendment. Under the terms of the salary continuation agreements, if the named executive officer is terminated without “cause” (as defined below) and other than by reason of death or disability, the officer will be paid the officer’s regular base salary for a period of 12 months. The named executive officer will also receive a pro-rata bonus equal to the product of the bonus paid to the officer for the fiscal year preceding the termination date, divided by 12 months times the number of months of service during the year of termination. These agreements also include continued health and welfare benefits for the same period as the salary continuation, a non-compete for the same period as the salary continuation and a non-disparagement clause.
Under the terms of the salary continuation agreements, “cause” is defined to include:
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the willful and continued failure of the named executive officer to substantially perform his duties;

•
willfully engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company;

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personal dishonesty or breach of fiduciary duty to the Company for personal benefit at the expense of the Company; or

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willfully violating any law, rule, regulation, or order in a manner that is materially and demonstrably injurious to the Company.

Acceleration of Stock Awards.   The form of stock option award agreements for stock option awards made to each of the named executive officers provides that in the event of a change in control, all unvested awards will accelerate in full. Under the terms of the stock option award agreements, a “change in control” means the occurrence of any of the following events:
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any person becomes the beneficial owner of 40% or more of the Company’s Common Stock;

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the Company’s stockholders approve a merger, consolidation, share exchange, division, or other reorganization of the Company with any other organization;

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the Company’s stockholders approve a complete plan of liquidation, winding-up of the Company, or an agreement for the sale or disposition of all or substantially all of the Company’s assets; or

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during any 24-month period, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority of the Board.

Change in Control Agreement with Mr. Swirsky.   GenVec entered into a change in control agreement with Mr. Swirsky when he joined the Company in September 2006. Mr. Swirsky’s agreement was amended in December 2008 to provide for technical compliance with certain Treasury regulations. Mr. Swirsky is entitled to certain payments upon termination without cause (as defined in the salary continuation agreements described above) following a change in control (as defined in the stock option award agreements described above).

Specifically, if Mr. Swirsky’s employment is terminated without cause other than as a result of his death or disability or if he resigns for good reason within two years following a change in control, he is entitled to a lump sum severance payment equal to his monthly salary and average monthly bonus times 18, continued health and welfare benefits for an 18-month period, and a pro-rata bonus for the termination year. In addition, his agreement provides for an excise tax gross-up payment, reimbursement of certain legal costs related to the enforcement of the agreement and the accelerated vesting of all unvested options at termination.
In addition, pursuant to his change in control agreement, upon the death or disability of Mr. Swirsky during such time as he is entitled to any payments or benefits under the agreement, such payments and benefits are payable to Mr. Swirsky’s heirs or estate, respectively. To the extent Mr. Swirsky becomes entitled to benefits under the change in control agreement, the salary continuation agreement is superseded and he will not receive any benefit under that agreement.
Under the terms of the change in control agreement, “good reason” is defined as the occurrence of any of the following events without the consent of Mr. Swirsky in connection with a change of control, unless, if correctable, such circumstances are fully corrected with 30 days of the notice of termination given in respect thereof, which notice must be given within 90 days of the occurrence:
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the assignment to Mr. Swirsky of any duties inconsistent in any material respect with his position, authority, duties or responsibilities, as they were immediately prior to the change in control;

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the diminution in any material respect in Mr. Swirsky’s position, authority, duties, or responsibilities as they were immediately prior to a change in control;

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a reduction by the Company in Mr. Swirsky’s annual base salary;

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a relocation of more than 35 miles from where Mr. Swirsky’s office or location was immediately prior to a change in control;

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the failure to continue any compensation plan in which Mr. Swirsky participates, unless an equitable arrangement has been made, or the continuation of the plan under materially less favorable terms;

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the failure by the Company to pay to Mr. Swirsky any deferred compensation when due under any deferred compensation plan or agreement applicable to Mr. Swirsky; or

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a material breach by the Company of the terms and provisions of the change in control agreement.

To constitute good reason for purposes of the change in control agreement, the termination by Mr. Swirsky must occur within two years following the initial occurrence of the event constituting the good reason.
Outstanding Equity Awards at Fiscal Year End
The following table provides information with respect to outstanding stock options and restricted stock awards held by the named executive officers as of December 31, 2015. All outstanding grants issued prior to 2012 were made under the Company’s 2002 Stock Incentive Plan. Grants made in 2012 or thereafter were made under the Company’s 2011 Omnibus Incentive Plan.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)(2)	Option Exercise Price ($)(1)	Option Expiration Date
Douglas J. Swirsky	30,000	—	11.30	9/18/2016
	3,000	—	26.10	1/18/2017
	15,000	—	17.90	1/16/2018
	22,500	—	4.10	1/22/2019
	15,000	—	22.00	1/20/2020
	20,000	—	5.70	1/19/2021
	58,750	1,250	2.49	1/18/2022
	91,145	33,855	1.56	1/22/2023
	35,937	39,063	3.96	1/23/2024
	45,833	154,167	2.97	1/16/2025
Douglas E. Brough	2,500	—	16.90	1/18/2016
	4,000	—	26.10	1/18/2017
	2,500	—	17.90	1/16/2018
	4,000	—	21.80	4/16/2018
	4,000	—	4.10	1/22/2019
	12,500	—	22.00	1/20/2020
	3,500	—	17.90	2/1/2020
	20,000	—	5.70	1/19/2021
	73,437	1,563	2.49	1/18/2022
	61,979	23,021	1.56	1/22/2023
	23,958	26,042	3.96	1/23/2024
	20,625	69,375	2.97	1/16/2025
Bryan T. Butman	7,500	—	16.90	1/18/2016
	7,500	—	26.10	1/18/2017
	17,500	—	17.90	1/16/2018
	22,500	—	4.10	1/22/2019
	15,000	—	22.00	1/20/2020
	20,000	—	5.70	1/19/2021
	58,750	1,250	2.49	1/18/2022
	54,687	20,313	1.56	1/22/2023
	19,166	20,834	3.96	1/23/2024
	13,750	46,250	2.97	1/16/2025

(1)
All awards have been adjusted to reflect the effect of the reverse stock split of the Company’s Common Stock on April 19, 2011.

(2)
The options indicated in the table above as unexercisable at December 31, 2015 result from the following option grants, which vest over a four-year period with 12.5% vesting after six months from the date of grant and the remainder vesting ratably over the next 42 months.

On January 18, 2012, Dr. Brough was granted 75,000 options and Mr. Swirsky and Dr. Butman were each granted 60,000 options.
On January 22, 2013, Mr. Swirsky was granted 125,000 options, Dr. Brough was granted 85,000 options and Dr. Butman was granted 75,000 options.
On January 23, 2014, Mr. Swirsky was granted 75,000 options, Dr. Brough was granted 50,000 options and Dr. Butman was granted 40,000 options.
On January 16, 2015, Mr. Swirsky was granted 200,000 options, Dr. Brough was granted 90,000 options and Dr. Butman was granted 60,000 options.

PROPOSAL 2
APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY’S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT
General
The Board has unanimously approved, and recommended that our stockholders approve and adopt, an amendment to the Company’s Charter, in substantially the form attached hereto as Annex A (the “Certificate of Amendment”), to effect a reverse stock split at a ratio within a range from 1-for-3 to 1-for-10, with the final ratio to be determined by the Board, in its sole discretion, following stockholder approval. If the stockholders approve and adopt the Certificate of Amendment to effect the reverse stock split, and the Board decides to implement it, the reverse stock split will become effective upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware.
The reverse stock split will be realized simultaneously for all outstanding Common Stock and the ratio determined by the Board will be the same for all outstanding Common Stock. The reverse stock split will affect all holders of Common Stock uniformly and each stockholder will hold the same percentage of Common Stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The Certificate of Amendment will not reduce the number of authorized shares of common stock (which will remain at 55,000,000) or change the par value of the Common Stock (which will remain at $0.001 per share).
Purpose of the Proposed Reverse Stock Split
The Board of Director’s primary objective in proposing the reverse stock split is to raise the per share trading price of the Common Stock. In particular, this will help the Company to maintain the listing of the Common Stock on NASDAQ. The NASDAQ Capital Market listing standards generally require a per share bid price of at least $1.00.
On February 24, 2016, we received notification from NASDAQ indicating that, based upon the closing bid price of our Common Stock for the previous 30 consecutive business days, we no longer met the requirement to maintain a minimum bid price of  $1.00 per share. In order to regain compliance with the minimum bid price requirement, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of 10 consecutive business days. NASDAQ may, in its discretion, require our Common Stock to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining we have demonstrated an ability to maintain long-term compliance. In accordance with NASDAQ listing rules, we were provided initially a period of 180 calendar days, or until August 22, 2016, in which to regain compliance. Because we were not able to regain compliance by August 22, 2016, we were afforded a second 180 calendar day grace period, which ends on February 21, 2017. To qualify for this second grace period, we were required to have met the continued listing requirement for market value of publicly held shares ($1 million) and all other initial listing standards for NASDAQ, with the exception of the minimum bid price requirement. In addition, we were required to provide written notice of our intention to cure the minimum bid price deficiency, including through effecting a reverse stock split, if necessary.
The Board has considered the potential harm to the Company and its stockholders should NASDAQ delist our Common Stock. Delisting could adversely affect the liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less liquid and efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors may be unable or unwilling to buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national securities exchange or other reasons. Investors also may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

The Board believes that the proposed reverse stock split is a potentially effective means for us to maintain compliance with the listing rules of NASDAQ and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from the NASDAQ by producing the immediate effect of increasing the bid price of our Common Stock. In this regard, in connection with our written notice to NASDAQ indicating our intention to cure the current bid price deficiency, we stated that we were going to request that our stockholders approve the Certificate of Amendment so that we were prepared to effect the reverse stock split, if necessary.
Increase Our Common Stock Price to a Level More Appealing for Investors
We believe that the reverse stock split could enhance the appeal of our Common Stock to the financial community, including institutional investors, and the general investing public. We believe that a number of institutional investors and investment funds are reluctant to invest in lower-priced securities and that brokerage firms may be reluctant to recommend lower-priced securities to their clients, which may be due in part to a perception that lower-priced securities are less promising as investments, are less liquid in the event that an investor wishes to sell its shares, or are less likely to be followed by institutional securities research firms and therefore more likely to have less third-party analysis of the company available to investors. We believe that the reduction in the number of issued and outstanding shares of the Common Stock caused by the reverse stock split, together with the anticipated increased stock price immediately following and resulting from the reverse stock split, may encourage interest and trading in our Common Stock and thus possibly promote greater liquidity for our stockholders, thereby resulting in a broader market for the Common Stock than that which currently exists.
We cannot assure you that all or any of the anticipated beneficial effects on the trading market for our Common Stock will occur. Our Board of Directors cannot predict with certainty what effect the reverse stock split will have on the market price of the Common Stock, particularly over the longer term. Some investors may view a reverse stock split negatively, which could result in a decrease in our market capitalization. Additionally, any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares. We cannot provide you with any assurance that our shares will qualify for, or be accepted for, listing on a national securities exchange. As a result, the trading liquidity of our Common Stock may not improve. In addition, investors might consider the increased proportion of unissued authorized shares to issued shares to have an anti-takeover effect under certain circumstances, since the proportion allows for dilutive issuances.
Determination of Ratio
The ratio of the reverse stock split, if approved and implemented, will be a ratio of not less than 1-for-3 and not more than 1-for-10, as determined by the Board in its sole discretion. In determining the reverse stock split ratio, the Board will consider numerous factors, including:
•
the historical and projected performance of the Common Stock;

•
prevailing market conditions;

•
general economic and other related conditions prevailing in our industry and in the marketplace;

•
the projected impact of the selected reverse stock split ratio on trading liquidity in the Common Stock;

•
our capitalization (including the number of shares of Common Stock issued and outstanding);

•
the prevailing trading price for Common Stock and the volume level thereof; and

•
potential devaluation of our market capitalization as a result of a reverse stock split.

The purpose of asking for authorization to amend the Charter to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in price of Common Stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.

Principal Effects of the Reverse Stock Split
A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of Common Stock into a proportionately smaller number of shares. For example, if the Board decides to implement a 1-for-5 reverse stock split of Common Stock, then a stockholder holding 10,000 shares of Common Stock before the reverse stock split would instead hold 2,000 shares of Common Stock immediately after the reverse stock split. Each stockholder’s proportionate ownership of outstanding shares of Common Stock would remain the same, except that stockholders that would otherwise receive fractional shares as a result of the reverse stock split will receive cash payments in lieu of fractional shares.
The following table illustrates the effects of the reverse stock split at certain exchange ratios within the 1-for-3 to 1-for-10 range, without giving effect to any adjustments for fractional shares of Common Stock, on our outstanding shares of Common Stock and authorized shares of capital stock as of September 7, 2016:
	Before Reverse Stock Split	After Reverse Stock Split
		1-for-3	1-for-7	1-for-10
Common Stock Authorized	55,000,000	55,000,000	55,000,000	55,000,000
Preferred Stock Authorized	5,000,000	5,000,000	5,000,000	5,000,000
Common Stock Outstanding	22,736,316	7,578,772	3,248,045	2,273,631
Common Stock Underlying Options and Warrants	7,284,947	2,428,315	1,040,706	728,494
Common Stock Available for Grant under Company Incentive Plans	1,087,788	362,596	155,398	108,778
Total Common Stock Authorized but Unreserved	23,890,949	44,630,317	50,555,851	51,889,097
Because no fractional shares will be issued, holders of Common Stock could be eliminated in the event that the proposed reverse stock split is implemented. However, the Board does not intend to use the reverse stock split as a part of or a first step in a “going private” transaction within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There is no plan or contemplated plan by the Company to take itself private at the date of this Proxy Statement. As of September 7, 2016, the Company had approximately 17 record holders who held fewer than 10 shares of Common Stock, out of a total of approximately 77 record holders. We believe that a reverse stock split, even if approved and implemented at a ratio of 1-for-10, would have no meaningful effect on the number of record holders of Common Stock.
Certain Risks Associated with the Reverse Stock Split
Before voting on this proposal, you should consider the following risks associated with the implementation of the reverse stock split:
•
Although we expect that the reverse stock split will result in an increase in the market price of the Common Stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of the Common Stock in proportion to the reduction in the number of shares of the Common Stock outstanding or result in a permanent increase in the market price. The effect the reverse stock split may have upon the market price of the Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of the Common Stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of the Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of the Common Stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split. In this regard, in 2011 our stockholders approved a reverse stock split of 1-for-10, which was also implemented in connection with an effort to cure a minimum bid price deficiency. While there have been numerous events and developments in our business since that time, over the long term we were not able to maintain compliance with the minimum bid price requirement.

•
The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•
While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Common Stock may not necessarily improve.

Effect on Authorized but Unissued Shares
The reverse stock split will have the effect of significantly increasing the number of authorized but unissued shares of common stock. The number of authorized shares of common stock will not be decreased and will remain at 55,000,000. Because the number of outstanding shares will be reduced as a result of the reverse stock split, the number of shares available for issuance will be increased. See the table above under the caption “Principal Effects of the Reverse Stock Split” that shows the number of unreserved shares of common stock that would be available for issuance at various reverse stock split ratios.
The Board believes that we will need to raise additional capital in the ordinary course of its business. In addition, we may issue shares to acquire other companies or assets or engage in business combination transactions. As of the date of this Proxy Statement, we have no specific plans, arrangements or understandings, whether written or oral, with respect to the increase in shares available for issuance as a result of the reverse stock split, other than those relating to the contemplated equity financing transaction discussed above.
Potential Anti-Takeover and Dilutive Effects
The Board of Director’s primary objective in proposing the reverse stock split is to raise the per share trading price of the Common Stock. In particular, this will help the Company to maintain the listing of the Common Stock on NASDAQ. The purpose of the reverse stock split is not to establish any barriers to a change of control or acquisition of the Company. However, because the number of authorized shares of common stock will remain at 55,000,000, this proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock and could, under certain circumstances, have an anti-takeover effect. Shares of Common Stock that are authorized but unissued provide the Board with flexibility to effect, among other transactions, public or private financings, mergers, acquisitions, stock dividends, stock splits and the granting of equity incentive awards. However, these authorized but unissued shares may also be used by the Board, consistent with and subject to its fiduciary duties, to deter future attempts to gain control of us or make such actions more expensive and less desirable. After implementation of the Certificate of Amendment, the Board will continue to have authority under the provisions of our Amended and Restated Certificate of Incorporation to issue additional shares from time to time without delay or further action by the stockholders except as may be required by applicable law or the NASDAQ listing standards, assuming the Company remains listed on NASDAQ. Our Board is not aware of any attempt to take control of our business and has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of Common Stock that would become newly available for issuance as a result of the reverse stock split.
In addition, if we do issue additional shares of our common stock, the issuance could have a dilutive effect on earnings per share and the book or market value of the outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Holders of common stock are not entitled to preemptive rights or other protections against dilution. The Board intends to take these factors into account before authorizing any new issuance of shares.
No Dissenters’ Appraisal Rights
Our stockholders are not entitled to dissenters’ appraisal rights or other similar dissenters’ rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Effect on Fractional Stockholders
No fractional shares of Common Stock will be issued in connection with the reverse stock split. If as a result of the reverse stock split, a stockholder of record would otherwise hold a fractional share, the stockholder will receive a cash payment in lieu of the issuance of any such fractional share in an amount per share equal to the closing price per share on the NASDAQ on the trading day immediately preceding the effective time of the reverse stock split (as adjusted to give effect to the reverse stock split), without interest. The ownership of a fractional interest will not give the holder thereof any voting, dividend or other right except to receive the cash payment therefor.
If a stockholder is entitled to a cash payment in lieu of any fractional share interest, a check will be mailed to the stockholder’s registered address as soon as practicable after the reverse stock split. By signing and cashing the check, stockholders will warrant that they owned the shares of Common Stock for which they received a cash payment.
Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time (as defined below) may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.
Effect on Beneficial Stockholders
If you hold shares of Common Stock in street name through a broker, bank or other nominee, we will treat your Common Stock in the same manner as Common Stock held by Stockholders of Record. Brokers and other nominees will be instructed to effect the reverse stock split for their customers holding Common Stock in street name. However, these brokers, banks and other nominees may have different procedures for processing a reverse stock split. If you hold shares of Common Stock in street name, we encourage you to contact your broker, bank or other nominee.
Registered “Book-Entry” Holders of Common Stock
If you hold shares of Common Stock electronically in book-entry form with our transfer agent, you do not currently have and will not be issued stock certificates evidencing your ownership after the reverse stock split, and you do not need to take action to receive post-reverse stock split shares. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to you indicating the number of shares of Common Stock held following the reverse stock split.
If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Effect on Fractional Stockholders.”
Effect on Registered Stockholders Holding Certificates
As soon as practicable after the reverse stock split, our transfer agent will mail transmittal letters to each stockholder holding shares of Common Stock in certificated form. The letter of transmittal will contain instructions on how a stockholder should surrender his or her certificate(s) representing shares of Common Stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-reverse stock split Common Stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed letter of transmittal, to the transfer agent. No stockholder will be required to pay a transfer or other fee to exchange his or her Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of Common Stock that they are entitled as a result of the reverse stock split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-reverse stock split Common Stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates.

If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Effect on Fractional Stockholders.”
Effect on Outstanding Options and Warrants
Upon a reverse stock split, all outstanding options, warrants and future or contingent rights to acquire Common Stock will be adjusted to reflect the reverse stock split. With respect to all outstanding options and warrants to purchase Common Stock, the number of shares of Common Stock that such holders may purchase upon exercise of such options or warrants will decrease, and the exercise prices of such options or warrants will increase, in proportion to the fraction by which the number of shares of Common Stock underlying such options and warrants are reduced as a result of the reverse stock split. Also, the number of shares reserved for issuance under our existing stock option and equity incentive plans would be reduced proportionally based on the ratio of the reverse stock split.
Procedure for Effecting the Reverse Stock Split
If our stockholders approve this proposal, and the Board elects to effect the reverse stock split, we will effect the reverse stock split by filing the Certificate of Amendment (as completed to reflect the reverse stock split ratio as determined by the Board, in its discretion, within the range of not less than 1-for-3 and not more than 1-for-10) with the Secretary of State of the State of Delaware. The reverse stock split will become effective, and the combination of, and reduction in, the number of our outstanding shares as a result of the reverse stock split will occur automatically, at the time of the filing of the Certificate of Amendment (referred to as the “effective time”), without any action on the part of our stockholders and without regard to the date that stock certificates representing any certificated shares prior to the reverse stock split are physically surrendered for new stock certificates. Beginning at the effective time, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split.
The Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the Certificate of Amendment, the Board, in its sole discretion, determines that it is no longer in the best interests of the Company and its stockholders to proceed with the reverse stock split. By voting in favor of the reverse stock split, you are expressly also authorizing the Board to delay (until August 31, 2017) or abandon the reverse stock split. If the Certificate of Amendment has not been filed with the Secretary of State of the State of Delaware by the close of business on August 31, 2017, the Board will abandon the reverse stock split.
Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until they receive a letter of transmittal from our transfer agent.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of important tax considerations of the reverse stock split. It addresses only stockholders who hold Common Stock as capital assets. It does not purport to be complete and does not address stockholders subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, foreign stockholders, stockholders who hold their pre-reverse stock split shares as part of a straddle, hedge or conversion transaction, and stockholders who acquired their pre-reverse stock split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon current law, which may change, possibly even retroactively. It does not address tax considerations under state, local, foreign and other laws. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

A stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest. The aggregate tax basis of the post-reverse stock split shares received will be equal to the aggregate tax basis of the pre-reverse stock split shares exchanged therefor (excluding any portion of the holder’s basis allocated to fractional shares), and the holding period of the post-reverse stock split shares received will include the holding period of the pre-reverse stock split shares exchanged.
A holder of the pre-reverse stock split shares who receives cash will generally be treated as having exchanged a fractional share interest for cash in a redemption by us. The amount of any gain or loss will be equal to the difference between the portion of the tax basis of the pre-reverse stock split shares allocated to the fractional share interest and the cash received.
The foregoing views are not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.
Accounting Matters
The par value of the Common Stock will remain unchanged at $0.001 per share after the reverse stock split. As a result, our stated capital, which consists of the par value per share of the Common Stock multiplied by the aggregate number of shares of the Common Stock issued and outstanding, will be reduced proportionately at the effective time of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of Common Stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the reverse stock split because there will be fewer shares of Common Stock outstanding.
Vote Required
A quorum being present, the affirmative vote of a majority of the outstanding shares of capital stock entitled to vote on this proposal is required to approve and adopt the Certificate of Amendment to effect the reverse stock split. Voters may cast their vote for or against the proposal or may abstain; votes that are withheld and broker non-votes, if any, will have the effect of a vote against the proposal.
Recommendation
The Board unanimously recommends a vote “FOR” the approval and adoption of the Certificate of Amendment to effect the reverse stock split.

PROPOSAL 3
RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As previously reported in a Current Report on Form 8-K filed with the SEC (the “Current Report”), Stegman & Company, the Company’s independent registered public accounting firm since June 11, 2014, announced that substantially all of the directors and employees of Stegman & Company had joined Dixon Hughes Goodman LLP. As a result, effective June 1, 2016, Stegman & Company resigned as the Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors engaged Dixon Hughes Goodman LLP to serve as the Company’s independent registered public accounting firm effective June 1, 2016.
During the fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through June 1, 2016, there were no (i) “disagreements” as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between the Company and Stegman & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Stegman & Company, would have caused Stegman & Company to make reference in connection with their opinion to the subject matter of the disagreement, or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.
The audit reports of Stegman & Company on the financial statements of the Company as of and for the years ended December 31, 2015 and 2014 did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles. The Company provided Stegman & Company with a copy of the Current Report and requested that Stegman & Company furnish the Company with a letter addressed to the SEC stating whether it agreed with the statements contained therein. A copy of Stegman & Company’s letter, dated June 1, 2016, was filed as Exhibit 16.1 to the Current Report.
During the fiscal years ended December 31, 2015 and 2014 and the subsequent interim period through June 1, 2016, neither the Company, nor anyone on its behalf, consulted Dixon Hughes Goodman LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided to the Company that Dixon Hughes Goodman LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K). The Audit Committee has appointed Dixon Hughes Goodman LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2016. Dixon Hughes Goodman LLP has served as the Company’s independent registered public accounting firm since June 1, 2016, and has no direct or indirect financial interests in the Company. A representative of Dixon Hughes Goodman LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.
Although the Company is not required to submit the ratification of the selection of its independent registered public accounting firm to a vote of stockholders, the Board of Directors believes it is good corporate governance and sound policy to do so. If the stockholders fail to ratify the appointment of Dixon Hughes Goodman LLP, the Audit Committee will reconsider whether or not to retain the firm. If the selection of the independent registered public accounting firm is ratified, the Audit Committee, in its discretion, may nevertheless select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Vote Required for Approval
An affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting is required for approval of the ratification of the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the current year.
Recommendation
The Board recommends that you vote “FOR” the ratification of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

AUDIT COMMITTEE REPORT
The Board has established the Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has adopted, and annually reviews, a written charter outlining the practices followed by the Audit Committee. The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine that the Company’s financial statements are complete and accurate and in accordance with accepted accounting principles. The Company’s management is responsible for the preparation, presentation, and integrity of the financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting practices and policies as well as internal controls and procedures designed to provide reasonable assurance that the Company is in compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for planning and performing an independent audit of financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States). The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles.
In this context, during the fiscal year ended December 31, 2015, the Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2015 with management and with Stegman & Company, the Company’s independent registered public accounting firm during those periods. The Audit Committee has also discussed with Stegman & Company the matters required to be discussed by statement on Auditing Standards No. 16, “Communications with Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The Audit Committee has received from and reviewed with Stegman & Company the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding Stegman & Company’s communications with the Audit Committee concerning its independence and has discussed with Stegman & Company its independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.
By the Audit Committee of the Board of Directors of GenVec, Inc.:
Marc R. Schneebaum (Chairman)
Stefan D. Loren, Ph.D.
Quinterol J. Mallette, M.D.
THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE “SOLICITING MATERIAL” OR TO BE “FILED” WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY PAST OR FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO ANY SUCH FILING.

MATTERS CONCERNING THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by its independent registered public accounting firm. On an ongoing basis, management of GenVec defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the Company’s independent accounting firm. On a periodic basis, GenVec’s management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. In 2015, all fees paid to Stegman & Company, the independent registered public accounting firm for the year ended December 31, 2015, were pre-approved pursuant to the Audit Committee’s policy. To ensure prompt handling of unexpected matters, the Audit Committee’s charter authorizes its Chairman to act on behalf of the Audit Committee between regularly scheduled meetings, including pre-approving services provided by the Company’s independent accounting firm. If the Chairman exercises this authority, he reports the action taken to the Audit Committee at its next regular meeting.
Principal Accountant Fees and Services
The following is a summary of the fees billed to GenVec by KPMG LLP and Stegman & Company, the Company’s former principal accountants, for professional services rendered for the years ended December 31, 2015 and 2014:
Fee Category	2015	2014
Audit Fees	109,725	143,326
Audit-Related Fees	70,000	149,531
Tax Fees	—	—
All Other Fees	—	722
Total	179,725	293,579

Audit Fees
These fees consist of fees for professional services rendered for the audit of GenVec’s financial statements, review of the interim financial statements included in quarterly reports, and services in connection with regulatory filings. All audit fees in 2015, were paid to Stegman & Company. In 2014, the Company paid $44,800 to KPMG LLP and $98,526 to Stegman & Company for audit fees.
Audit-Related Fees
These fees comprise assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” above. In 2015, the Company paid $50,000 to KPMG LLP and $20,000 to Stegman & Company for audit-related fees. In 2014, the Company paid $137,836 to KPMG LLP and $11,695 to Stegman & Company for audit-related fees.
Tax Fees
These fees comprise tax compliance and tax preparation assistance for state and federal filings, consultations concerning tax-related matters, and other tax compliance projects. GenVec did not incur such fees with Stegman & Company or KPMG LLP during 2015 or 2014.
All Other Fees
All other fees consist of fees not included in any of the other categories above. GenVec did not incur such fees in 2015. In, 2014, these fees were paid for services rendered by Stegman & Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as of September 7, 2016 (unless otherwise specified), regarding the beneficial ownership of the Company’s Common Stock by (i) each named executive officer (as defined below) of the Company, (ii) each director and director nominee of the Company, and (iii) all current directors and executive officers as a group. As of September 7, 2016, there were six persons known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.
Beneficial ownership is determined in accordance with the rules of the SEC for computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after September 7, 2016 are considered outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. Except as indicated in the footnotes to the table below, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by them. Percentage of beneficial ownership is based on 22,736,316 shares of Common Stock outstanding on September 7, 2016. Unless otherwise specified, the address for each director, director nominee or executive officer is care of the Company at its principal office.
Name of Beneficial Owner(1)	Total Number of Shares Beneficially Owned	% of Class Owned
Beneficial Owner of More than 5% of the Outstanding Common Stock:
Sabby Healthcare Master Fund, Ltd.(2)	2,188,780	9.6%
Frigate Ventures LP(3)	1,367,988	6.0%
Intracoastal Capital LLC(4)	1,346,799	5.9%
Steven T. Newby(5)	1,317,600	5.8%
Laurence T. Lytton(6)	1,300,954	5.7%
Cormorant Global Healthcare Master Fund, LP(7)	1,176,235	5.2%
Directors and Named Executive Officers:
Wayne T. Hockmeyer, Ph.D.	123,000	*
William N. Kelley, Ph.D.	113,000	*
Marc R. Schneebaum	115,000	*
Stefan D. Loren, Ph.D.	50,000	*
Quinterol J. Mallette, M.D.	20,000	*
Michael Richman	5,000	*
Douglas J. Swirsky	664,250	2.9%
Douglas E. Brough, Ph.D.	415,620	1.8%
Bryan T. Butman, Ph.D.	347,947	1.5%
All directors and executive officers as a group (10 persons)	1,940,800	8.1%

(1)
Includes shares of Common Stock issuable upon exercise of options that are exercisable within 60 days of September 7, 2016 in the following amounts: Wayne T. Hockmeyer, 45,000 shares; William N. Kelley, 37,500 shares; Marc R. Schneebaum, 39,500 shares; Stefan D. Loren, 45,000 shares; Quinterol J. Mallette, M.D., 20,000 shares; Michael Richman, 5,000 shares; Douglas J. Swirsky, 421,750 shares; Douglas E. Brough 278,937 shares; Bryan T. Butman, 266,562 shares; and directors and executive officers as a group (10 people), 1,226,415 shares.

(2)
Based solely on the Schedule 13G filed on May 6, 2016 by Sabby Healthcare Master Fund, Ltd., Sabby Volatility Master Fund, Ltd, Sabby Management, LLC and Hal Mintz. As disclosed in the Schedule 13G, (i) Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Master Fund, Ltd. beneficially own, and have shared voting and dispositive power as to, 1,367,988 and 820,792 shares of Common Stock, respectively, and (ii) Sabby Management, LLC and Mr. Mintz each beneficially own, and have shared voting and dispositive power as to, 2,188,780 shares of the Common Stock. Each of Sabby Management, LLC and Mr. Mintz indirectly owns 2,188,780 shares of Common Stock. Sabby Management, LLC, a Delaware limited liability company, indirectly owns 2,188,780 shares of Common Stock because it serves as the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd., Cayman Islands companies. Mr. Mintz indirectly owns 2,188,780 shares of Common Stock in his capacity as manager of Sabby Management, LLC.
The address for Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. is 89 Nexus Way, Camana Bay Grand Cayman KY1-9007 Cayman Islands and for Sabby Management, LLC and Mr. Mintz is 10 Mountainview Road, Suite 205 Upper Saddle River, New Jersey 07458.
(3)
Based solely on the Schedule 13G filed on May 18, 2016 by Frigate Ventures LP (“Frigate”), Admiralty Advisors LLC (“Admiralty”), Bruce R. Winson, M5V Advisors Inc. (“M5V”), Adam Spears and Moez Kassam. As disclosed in the Schedule 13G, the shares are held by a private fund to which Frigate and M5V serve as co-investment advisors (the “Fund”). Frigate and M5V serve as co-investment advisors to the Fund and may direct the vote and disposition of the 1,367,988 shares of Common Stock held by the Fund. As the general partner of Frigate, Admiralty may direct the vote and disposition of the 1,367,988 shares of Common Stock held by the Fund. As the principal of Frigate and Admiralty, Mr. Winson may direct the vote and disposition of the 1,367,988 shares of Common Stock held by the Fund. As directors of M5V, Mr. Spears and Mr. Kassam may each direct the vote and disposition of the 1,367,988 shares of Common Stock held by the Fund.

The address for Frigate, Admiralty and Mr. Winson is 5950 Berkshire Lane, Suite 210 Dallas, Texas 75225 and for M5V, Mr. Spears and Mr. Kassam is 111 Peter Street, Suite 904 Toronto, ON M5V 2H1.
(4)
Based solely on the Schedule 13G filed on May 12, 2016 by Mitchell P. Kopin, Daniel B. Asher, and Intracoastal Capital LLC (“Intracoastal”, and together with Mr. Kopin and Mr. Asher the “Reporting Persons”). As disclosed in the Schedule 13G, immediately following the execution of the Securities Purchase Agreement between GenVec and the Reporting Persons on May 4, 2016 (the “SPA”) (as disclosed in the Form 8-K filed by the Company with the SEC on May 10, 2016), each of the Reporting Persons may have been deemed to have beneficial ownership of, and shared voting and dispositive power as to, 1,367,989 shares of Common Stock. The foregoing excludes 1,025,992 shares of Common Stock issuable upon exercise of a warrant that was to be issued to Intracoastal at the closing of the transaction contemplated by the SPA (the “Intracoastal Warrant”) because the Intracoastal Warrant is not exercisable until on or after November 10, 2016 (and the Intracoastal Warrant contains a blocker provision under which the holder thereof does not have the right to exercise the Intracoastal Warrant to the extent that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliate, of more than 4.99% of the Common Stock). Without such blocker provision (and assuming that the Intracoastal Warrant was currently exercisable), each of the Reporting Persons may have been deemed to have beneficial ownership of 2,393,981 shares of Common Stock.

As of the close of business on May 12, 2016, each of the Reporting Persons may be deemed to have beneficial ownership of 1,346,799 shares of Common Stock. The foregoing excludes 1,025,992 shares of Common Stock issuable upon exercise of the Intracoastal Warrant because the Intracoastal Warrant is not exercisable until on or after November 10, 2016 (and the Intracoastal Warrant contains a blocker provision under which the holder thereof does not have the right to exercise the Intracoastal Warrant to the extent that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliate, of more than 4.99% of the Common Stock). Without such blocker provision (and assuming that the Intracoastal Warrant was currently exercisable), each of the Reporting Persons may be deemed to have beneficial ownership of 2,372,791 shares of Common Stock.
The address for Mr. Kopin and Intracoastal is 245 Palm Trail, Delray Beach, Florida 33483 and for Mr. Asher is 111 W. Jackson Boulevard, Suite 2000, Chicago, Illinois 60604.

(5)
Based solely on the Schedule 13G filed on September 12, 2016 by Steven T. Newby. The address for Mr. Newby is 12716 Split Creek Court, North Potomac, MD, 20878.

(6)
Based solely on the Schedule 13G filed on January 21, 2016 by Laurence W. Lytton. Amount consists of 1,280,806 shares held by Laurence T. Lytton, and 20,148 held in the AWL Family LLC. Mr. Lytton has sole power to vote and investment power over all 1,300,954 shares.

The address for the above person is 467 CPW, New York, New York 10025.
(7)
Based solely on the Schedule 13G/A filed on February 16, 2016 by Cormorant Global Healthcare Master Fund, LP, Cormorant Global Healthcare GP, LLC, Cormorant Asset Management, LLC and Bihua Chen. As disclosed in the Schedule 13G/A, the shares are held by Cormorant Global Healthcare Master Fund, LP, for which Cormorant Global Healthcare GP, LLC serves as the general partner and Cormorant Asset Management, LLC serves as the investment manager. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC and Cormorant Asset Management, LLC. Each of the reporting persons has shared voting and investment power over all 1,176,235 shares.

The address for the above entities and person is 200 Claredon Street, 52nd Floor, Boston, Massachusetts 02116.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports filed by such reporting persons.
Based solely on the Company’s review of copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2015, the Company believes that all Section 16(a) filing requirements applicable to the Company’s executive officers, directors, and greater than 10% beneficial owners were complied with in a timely manner.
STOCKHOLDER PROPOSALS
To be considered for inclusion in the proxy statement for the 2017 annual meeting of stockholders, proposals submitted in accordance with the SEC’s Rule 14a-8 must be received at the Company’s executive offices, which are located at 910 Clopper Road, Suite 220N, Gaithersburg, Maryland 20878, Attention: Corporate Secretary, not later than May 15, 2017.
Stockholder proposals to be voted upon at annual meetings of the stockholders, pursuant to the Company’s Bylaws, generally must be delivered to the Corporate Secretary of the Company at the Company’s principal executive offices not less than 120 days nor more than 150 days prior to the anniversary of the mailing date of the Company’s proxy materials for the preceding annual meeting of stockholders. If the Company’s annual meeting is scheduled more than 30 days from the anniversary of the calendar date of the prior year’s annual meeting of stockholders, stockholder proposals must be delivered to the Company within 10 days of the mailing of notice to the stockholders or of public disclosure regarding the date of the annual meeting. Such proposals must comply with the requirements in the Company’s Bylaws, including setting forth with particularity (i) the names and business addresses of the stockholder submitting such proposal and all persons (as such term is defined in Section 3(a)(9) of the Exchange Act) acting in concert with such stockholder, (ii) the names and addresses of such stockholder and the persons identified in clause (i), as they appear on the Company’s books (if they so appear), (iii) the class and number of shares of the Company beneficially owned by such stockholder and the persons identified in clause (i), (iv) a description of such proposal containing all material information relating thereto, and (v) such other information as the Board reasonably determines is necessary or appropriate to enable the Board and stockholders of the Company to consider such proposal.

OTHER MATTERS
The Board of Directors does not know of any matters other than those stated in this Proxy Statement that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.
We are providing to each stockholder as of the Record Date a copy of our Annual Report on Form 10-K for the year ended December 31, 2015 (including financial statements and schedules) concurrently with this Proxy Statement, except the exhibits to the Form 10-K. We will provide copies of these exhibits upon request by eligible stockholders, and we may impose a reasonable fee for providing such exhibits. Requests for copies of such exhibits or the amount of the fee payable should be mailed to our Corporate Secretary, GenVec, Inc., 910 Clopper Road, Suite 220N, Gaithersburg, Maryland 20878. Our Annual Report on Form 10-K is not a part of these proxy soliciting materials.
By Order of the Board of Directors
/s/ Douglas J. Swirsky Douglas J. Swirsky President and Chief Executive Officer

Annex A
CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GENVEC, INC.
GENVEC, INC., a corporation duly organized and existing under the Delaware General Corporation Law (the “Corporation”), does hereby certify:
1.The name of the Corporation is GENVEC, INC.
2.The amendment set forth below to the Corporation’s Amended and Restated Certificate of Incorporation (the “Certificate”) was duly adopted in accordance with Section 242 of the Delaware General Corporation Law, and was approved by the holders of a majority of the outstanding stock of the Corporation entitled to vote thereon at the annual meeting of stockholders of the Corporation held on October 20, 2016.
3.Article IV of the Certificate is amended by adding the following to the end of Section 4.1:
“Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Certificate of Incorporation pursuant to the Delaware General Corporation Law, each [•] shares of the Common Stock (the “Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and non-assessable share of the Corporation’s common stock, $.001 par value per share (the “New Common Stock”), without any action by the holder thereof  (the “Reverse Stock Split”). The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification and combination. Stockholders who, immediately prior to the Effective Time, own a number of shares of Old Common Stock which is not evenly divisible by [•] shall, with respect to such fractional interest, be entitled to receive cash from the Corporation in lieu of fractions of shares of New Common Stock from the disposition of such fractional interest as provided below. The Corporation shall arrange for the disposition of fractional interests by those otherwise entitled thereto, by the mechanism of having (x) the transfer agent of the Corporation aggregate such fractional interests, (y) the shares resulting from the aggregation sold and (z) the net proceeds received from the sale allocated and distributed among the holders of the fractional interests as their respective interests appear. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.”
4.This Certificate of Amendment shall become effective at                      .m. Eastern Time on            , 2016.
IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Certificate of Amendment on this        day of            , 2016.
GENVEC, INC.
By:
Name:
Title:
A-1

ANNUAL MEETING OF STOCKHOLDERS OF
GENVEC, INC.
October 20, 2016
Notice of Internet Availability of Proxy materials:
The Notice of Meeting and Proxy Statements
are available at http://www.hivedms.com/GENVEC
Please sign, date and mail
your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.
To vote by telephone until 11:59 p.m. Eastern Daylight Time on October 19, 2016 or request information from Morrow Sodali Global, you may dial one of the following numbers:

Banks and Brokerage Firms, Please Call: (203) 658-9400
Stockholders Call Toll Free: (800) 662-5200
The Board of Directors recommends a vote “FOR” each of the nominees in Proposal 1 and “FOR” Proposals 2 and 3:
Please sign, date and return promptly in the enclosed envelope. Please mark your vote in black or blue ink as shown here: ☒
1.
Election of the nominees of the Board of Directors to serve on the Board of Directors for a term of three years or until their successors are qualified and elected:

☐ For All Nominees	☐ Withhold Authority For All Nominees	☐ For All Except (see instruction below)
Nominees:
☐   William N. Kelley, M.D.
☐   Quinterol J. Mallette, M.D.
Instructions:
To withhold authority to vote for any individual nominee(s), mark “For All Except” and fill in the box next to the nominee for which you wish to withhold authority.
2.
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s common stock (“Common Stock”), par value $0.001, at a ratio within the range of 1-for-3 to 1-for-10, as determined by the Board of Directors.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.
To ratify the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

FOR	AGAINST	ABSTAIN
☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Mark this box with an X if you have made comments below. ☐
Sign Here — This section must be completed for your instructions to be executed. Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

GENVEC, INC.
910 Clopper Road, Suite 220N
Gaithersburg, MD 20878
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, OCTOBER 20, 2016
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Wayne T. Hockmeyer, Ph.D. and Douglas J. Swirsky, and each of them individually, the proxies of the undersigned, with power of substitution to each of them, to vote all shares of GenVec, Inc., a Delaware corporation (“GenVec”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of GenVec to be held on Thursday, October 20, 2016, at 8:30 a.m. EDT at the Company’s office located at 910 Clopper Road, Suite 260S, Gaithersburg, Maryland 20878.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Continued and to be dated and signed on reverse side.